UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	33-0580106
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Crest Street
Escondido, California	92025-1707
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:  333-133241

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock (the “Class E Preferred Stock”) to be registered hereunder is contained in the section entitled “General Description of Preferred Stock” on pages 17 through 23 of the Prospectus included in the Registrant’s Form S-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2006 (File No. 333-133241), which was effective upon filing with the Commission, and as supplemented and, in certain cases, amended by the information in the section entitled “Description of Class E Preferred Stock” on pages S-15 through S-23 of the Prospectus Supplement dated and filed with the Commission November 30, 2006, pursuant to Rule 424(b) of the Securities Act of 1933, as amended.  Such description, as so amended and supplemented, is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description

3.1

Articles of Incorporation of the Registrant, as amended by amendment No. 1 dated May 10, 2005 and amendment No. 2 dated May 10, 2005 (filed as exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference).

3.2

Bylaws of the Registrant, as amended by amendment No. 1 dated March 20, 2000 and amendment No. 2 dated June 15, 2005 (filed as exhibit 3.2 to the Registrant’s Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference).

3.3

Articles Supplementary to the Articles of Incorporation of the Registrant classifying and designating the 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock (filed as exhibit 3.8 to the Registrant’s Form 8-A filed on May 25, 2004 and incorporated herein by reference).

3.4

Articles Supplementary to the Articles of Incorporation of the Registrant classifying and designating additional shares of the 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock (filed as exhibit 3.2 to the Registrant’s Form 8-K filed on October 19, 2004 and incorporated herein by reference).

3.5	Articles Supplementary relating to the 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock, dated November 30, 2006 (filed herewith).

4.1	Specimen Stock Certificate representing the 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock, par value $1.00 per share (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REALTY INCOME CORPORATION
(Registrant)

December 5, 2006	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice-President, General Counsel and Secretary